Exhibit 21.1

                          FIRST AVIATION SERVICES INC.

                              LIST OF SUBSIDIARIES


Name                                                      Place of Incorporation

Aerospace Products International Inc.                                   Delaware

Pieces D'Avion Produits, Ltee, (d/b/a Aircraft Parts
 International, Ltd.)                                             Quebec, Canada

API Asia Pacific Inc.                                                   Delaware

API Logistics Services, Inc. (Inactive)                                 Delaware

AeroV, Inc. (Inactive)                                                  Delaware